Exhibit 107

Calculation of Filing Fee Table

S-3

(Form Type)

Cadiz Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(o)	-	$-	$-
	Equity	Preferred Stock, par value $0.01 per share	457(o)	-	$-	$-
	Debt	Debt Securities	457(o)	-	$-	$-
	Equity	Depositary Shares	457(o)	-	$-	$-
	Other	Warrants	457(o)	-	$-	$-
	Other	Units	457(o)	-	$-	$-
	Other	Subscription Rights to purchase Preferred or Common Stock or Depositary Shares	457(o)	-	$-	$-
	Unallocated (Universal Shelf)	-	457(o)	-	$-	$200,000,000.00	0.00014760	$29,520.00
	Total Offering Amounts					$200,000,000.00	0.00014760	$29,520.00
	Total Fees Previously Paid							-
	Total Fee Offsets							1,151.12	(4)
	Net Fee Due							$28,368.88

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fees Offset Claims	Cadiz Inc.	S-3	333-257159	June 17, 2021	—	$1,151.12	Unallocated (Universal) Shelf	Common Stock, par value $0.01 per share, Preferred Stock, par value $0.01 per share, Depositary Shares, Debt Securities, Warrants, Subscription Rights, Units		(5)	$9,028,897.62	—

(1)	The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase common stock, preferred stock, depositary shares or debt securities of the registrant, (f) subscription rights to purchase common stock, preferred stock or depositary shares of the registrant, and (g) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance.

(2)	The proposed maximum aggregate offering price per class of security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(3)	Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate initial offering price of common stock issued by the registrant pursuant to this registration statement will not exceed $200,000,000.

(4)	See Table 2, below.

(5)	On June 17, 2021, the Registrant filed a registration statement on Form S-3 (File No. 333-257159, the “2021 Registration Statement”). The 2021 Registration Statement was declared effective on June 25, 2021, and identified and registered an aggregate principal amount of $205,000,000 of an indeterminate amount of securities to be offered by the Registrant from time to time. The Registrant paid a contemporaneous fee payment of $26,136.00. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this registration statement by $1,151.12, representing the contemporaneous fee payment of $9,028,897.62 in connection with unsold securities under the 2021 Registration Statement. The Registrant hereby confirms that any offerings of the unsold securities associated with the claimed fee offset pursuant to Rule 457(p) have been completed or terminated.